Exhibit 10.1

Blackstone Holdings I L.P.

c/o The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

GSO Capital Partners LP

345 Park Avenue

New York, New York 10154

Attn: Individuals Listed on the Signature Page Hereto

Re: Performance Earn Out

Ladies and Gentlemen:

Reference is made to that certain Performance Earn Out Letter Agreement (the “Letter Agreement”), dated as of December 30, 2011, between GSO Holdings I L.L.C. (“Acquirer”) and each of the individuals listed on the signature page thereto (each, a “Performance Earn Out Participant”). Pursuant that certain Assignment and Assumption Agreement, dated as of March 29, 2013, between the Acquirer and Blackstone Holdings I L.P. (“Holdings I”), Holdings I agreed to assume the obligations of the Acquirer to each Performance Earn Out Participant pursuant to Section 2.1 and Section 2.4 of the Letter Agreement. Holdings I and each Performance Earn Out Participant have agreed to the amount of the Performance Earn Out payment due to the Performance Earn Out Participants in satisfaction of Section 2.1 of the Letter Agreement and the form of consideration pursuant to Section 2.2 of the Letter Agreement. All other terms of the Letter Agreement not modified herein shall continue in full force and effect in accordance with the terms thereof.

SECTION 1. DEFINITIONS

1.1. Capitalized Terms. Capitalized terms used but not defined in this letter agreement (this “Agreement”) shall have the meanings ascribed to such terms in the Letter Agreement.

1.2. Definitions. The following terms when used in this Agreement shall have the following meanings:

“2012 Agreement” means that certain Agreement, dated as of December 28, 2012 among GSO Holdings I L.L.C., Blackstone Holdings Finance Co. L.L.C., and the GSO Equity Participants named therein.

“Administrator” has the meaning ascribed to such term in the Plan.

“Affiliate” has the meaning ascribed to such term in the Plan.

“Blackstone” means The Blackstone Group L.P.

“Blackstone Holdings Partnerships” has the meaning ascribed to such term in the Plan.

“BX Unit” means a common unit of Blackstone.

“Cause” means, with respect to any Performance Earn Out Participant (or, if a Performance Earn Out Participant is a legal entity, the individual associated with such entity that is Employed by Blackstone (it being understood that all references in this Agreement to a Performance Earn Out Participant shall be deemed to refer to such individual where appropriate), the occurrence or existence of any of the following as determined fairly, reasonably, on an informed basis and in good faith by the Administrator:

(i) (w) any breach by the Performance Earn Out Participant of any provision of the Non-Competition, Non-Solicitation and Confidentiality Agreement to which the Performance Earn Out Participant is a party, (x) any material breach of any rules or regulations of Blackstone or its Affiliates applicable to the Performance Earn Out Participant, (y) the Performance Earn Out Participant’s deliberate failure to perform his or her duties to Blackstone or its Affiliates, or (z) the Performance Earn Out Participant’s committing to, or engaging in any conduct or behavior that is or may be harmful to Blackstone or its Affiliates in a material way; provided, that, in the case of any of the foregoing clauses (w), (x), (y) and (z), the Administrator has given the Performance Earn Out Participant written notice (a “Notice of Breach”) within fifteen days after the Administrator becomes aware of such action and the Performance Earn Out Participant fails to cure such breach, failure to perform, conduct or behavior within fifteen days after receipt by the Performance Earn Out Participant of such Notice of Breach from the Administrator (or such longer period, not to exceed an additional fifteen days, as shall be reasonably required for such cure, provided, that the Performance Earn Out Participant is diligently pursuing such cure);

(ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against Blackstone or its Affiliates; or

(iii) conviction (on the basis of a trial or by an accepted plea of guilty or nolo contendere) of a felony or crime (including any misdemeanor charge involving moral turpitude, false statements or misleading omissions, forgery, wrongful taking, embezzlement, extortion or bribery), or a determination by a court of competent jurisdiction, by a regulatory body or by a self-regulatory body having authority with respect to applicable securities laws, rules or regulations of the securities industry, that the Performance Earn Out Participant individually has violated any applicable securities laws or any rules or regulations thereunder, or any rules of any such self-regulatory body (including, without limitation, any licensing requirement), if such conviction or determination has a material adverse effect on (A) the Performance Earn Out Participant’s ability to function in his or her position with Blackstone or its Affiliates, taking into account the services required of such position and the nature of Blackstone’s and its Affiliate’s business or (B) the business of Blackstone or its Affiliates.

“Change of Control” has the meaning ascribed to such term in the Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disability” has the meaning ascribed to such term in the Plan.

“Employment” whether or not capitalized has the meaning ascribed to such term in the Plan.

“Founders” means, collectively, Mr. Bennett J. Goodman, Mr. Douglas I. Ostrover, and Mr. J. Albert (Tripp) Smith III; provided, that references in this Agreement to any agreement or consultation (or words of similar import) of or by the Founders after the date of this Agreement shall be deemed to refer to Founders then providing services to Blackstone and its Affiliates and shall deemed to be on behalf of all Performance Earn Out Participants.

“Holdings Unit” means a Blackstone Holdings Partnership Unit as defined in the Plan.

“Involuntary Termination” shall mean, with respect to any Performance Earn Out Participant, Blackstone and its Affiliates have terminated the Employment of the Performance Earn Out Participant without Cause (and in the absence of the Performance Earn Out Participant’s Disability).

“Non-Competition, Non-Solicitation and Confidentiality Agreement” means, with respect to any Performance Earn Out Participant, the Non-Competition, Non-Solicitation and Confidentiality Agreement and any attachments and schedules thereto entered into by the Performance Earn Out Participant and Blackstone or its Affiliates, pursuant to which the Performance Earn Out Participant has agreed, among other things, to certain restrictions relating to non-competition, non-solicitation, and/or confidentiality, in order to protect the business of Blackstone and its Affiliates.

“Plan” means The Blackstone Group L.P. 2007 Equity Incentive Plan.

“Qualifying Event” means, with respect to any Performance Earn Out Participant, during the Performance Earn Out Participant’s Employment with Blackstone and its Affiliates, the Performance Earn Out Participant’s death, Disability, or Involuntary Termination.

SECTION 2. PERFORMANCE EARN OUT

2.1. Performance Earn Out. The aggregate Performance Earn Out payments pursuant to Section 2.1 of the Letter Agreement will be equal to 4,788,992 Holdings Units.

2.2. Form of Consideration. Notwithstanding Section 2.2 of the Letter Agreement, the form of consideration for the Performance Earn Out payment shall be Holdings Units, which shall be delivered to an account for the benefit of each Performance Earn Out Participant no later than 30 days following the date of this Agreement. Such Holdings Units shall be subject to the vesting and forfeiture provisions set forth in this Agreement and any transfer restrictions under applicable securities Laws, as well as to Blackstone policies, including Section 8.03 of the Holdings Partnership Agreement, as in effect from time to time, that are generally applicable to all SMDs, excluding the standard Blackstone 25% holdback applicable to Holdings Units. The number of Holdings Units to be provided to each Performance Earn Out Participant shall be as set forth on Schedule I to this Agreement.

2.3. Distributions on Holdings Units. Notwithstanding Section 2.5 of the Letter Agreement, any outstanding Holdings Unit (whether or not vested) shall be entitled to receive distributions declared on the Holdings Units, without any holdback (including all distributions paid in 2015 prior to the date on which Holdings Units are delivered).

2.4. Tax Treatment.

(a) Each Performance Earn Out Participant agrees to make an election pursuant to Section 83(b) of the Code with respect to a number of Holdings Units received by such Performance Earn Out Participant pursuant to Section 2.2 with a fair value equal to the excess of $             (the “Earn Out Value”) over the fair value of the Immediately Vested Holdings Units (with such elections made pro-rata by relative value across Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., and Blackstone Holdings IV L.P. Blackstone, the Blackstone Holdings Partnerships and each Performance Earn Out Participant agree (i) that the Earn Out Value reflects the aggregate value of the Performance Earn Out Participants’ interests in Acquirer exchanged pursuant to this Agreement, (ii) that Blackstone Holdings I L.P. represents     % of the aggregate value of the Blackstone Holdings Partnerships, and (iii) not to file any tax return or statement inconsistent with the foregoing.

(b) Blackstone, the Blackstone Holdings Partnerships and each Performance Earn Out Participant agree to treat the receipt of Holdings Units as follows:

(i) With respect to the partnership units in Blackstone Holdings I L.P., as having been received pursuant to a tax-free contribution to Blackstone Holdings I L.P. pursuant to Section 721 of the Code, but only to the extent of the Earn Out Value of such Performance Earn Out Participant’s interest in Acquirer contributed therefor,

(ii) With respect to the partnership units in Blackstone Holdings II L.P., Blackstone Holdings III L.P., and Blackstone Holdings IV L.P., as having been received in an exchange in which such Performance Earn Out Participant is treated as having sold or exchanged such units (except to the extent of any imputed interest), but only to the extent of the Earn Out Value of such Performance Earn Out Participant’s interest in Acquirer exchanged therefor, and

(iii) With respect to any Holdings Units in excess of the Earn Out Value of such Performance Earn Out Participant’s interests in Acquirer contributed and exchanged, as having been received in a manner in which:

(A)	if a Performance Earn Out Participant makes elections pursuant to Section 83(b) of the Code in respect of such Holdings Units, such Performance Earn Out Participant recognizes compensation income equal to the value of such Holdings Units as of the date hereof; and

(B)

if a Performance Earn Out Participant does not make elections pursuant to Section 83(b) of the Code in respect of such Holdings Units, as having received substantially nonvested property within the meaning of Treasury

Regulations Section 1.83-3(b), with the result that no compensation income shall be recognized at the time of receipt of the Holdings Units and instead such Performance Earn Out Participant shall recognize compensation income equal to excess (if any) of the value of such Holdings Units at such time as they cease to be substantially nonvested over the value of the Performance Earn Out Participant’s interest in Acquirer as of the date hereof.

2.5. Loans for Tax Amounts. Section 2.6 of the Letter Agreement shall be amended to delete such section in its entirety.

SECTION 3. VESTING; FORFEITURE; EXCHANGE

3.1. Vesting of Performance Earn Out Payment — General. Subject to the Performance Earn Out Participant’s continued Employment with Blackstone and its Affiliates through the applicable vesting date,     % (or for                     ,     %) of the Holdings Units delivered to such Performance Earn Out Participant pursuant to Section 2 shall vest on December 31, 2016 and     % (or for                     ,     %) of the Holdings Units delivered to such Performance Earn Out Participant pursuant to Section 2 shall vest on December 31, 2017; provided that (a) the number of Holdings Units listed as “Number of Immediately Vested Holdings Units” for each Performance Earn Out Participant on Schedule I shall be immediately vested and transferable (subject to applicable securities laws) and shall reduce the number of Holdings Units delivered to such Performance Earn Out Participant for purposes of the preceding calculation (pro rata on each date) and (b) such immediately vested and transferable Holding Units shall be subject to forfeiture (and, therefore, promptly returned by such Performance Earn-Out Participant on an after-tax basis after giving effect to any tax credits or deductions available as a result of all such repayments and forfeitures) upon any breach by the Performance Earn Out Participant of any provision of the Non-Competition, Non-Solicitation and Confidentiality Agreement to which the Performance Earn Out Participant is a party that occurs before December 31, 2015.

3.2. Vesting of Performance Earn Out Payment — Qualifying Event. Upon the occurrence of a Qualifying Event on account of death or Disability with respect to a Performance Earn Out Participant, 100% of the Holdings Units delivered to such Performance Earn Out Participant pursuant to Section 2 shall vest (to the extent not previously vested) upon the date of such event.

3.3. Vesting of Performance Earn Out Payment — Involuntary Termination. Upon the occurrence of a Qualifying Event with respect to a Performance Earn Out Participant on account of an Involuntary Termination of the Performance Earn Out Participant, the unvested Holdings Units delivered to such Performance Earn Out Participant pursuant to Section 2 shall continue to vest in accordance with the vesting schedule described in Section 3.1 hereof as if the Performance Earn Out Participant remained employed through the applicable vesting dates, subject to the Performance Earn Out Participant’s compliance with the provisions of the Non-Competition, Non-Solicitation and Confidentiality Agreement through the applicable vesting date.

3.4. Forfeiture of Performance Earn Out Payment — Terminations. Except as otherwise set forth in Section 3.2 and 3.3 hereof, if a Performance Earn Out Participant’s Employment with Blackstone and its Affiliates is terminated for any reason, the portion of the Holdings Units which has not yet vested (or is not eligible to become vested) pursuant to Section 3.1, 3.2, or 3.3 hereof (or otherwise pursuant to the Plan) shall be cancelled immediately and the Performance Earn Out Participant shall automatically forfeit all rights with respect to such Holdings Units as of the date of such termination.

3.5. Change in Control. Notwithstanding anything to the contrary herein, in the event of a Change in Control, 100% of the Holdings Units granted hereunder which then remain outstanding shall vest (to the extent not previously vested) upon the date of such Change in Control.

3.6. Exchange of Vested Holdings Units for BX Units. Upon the exchange of a Performance Earn Out Participant’s vested Holdings Units for BX Units, Blackstone (and/or one or more subsidiaries of Blackstone that is a corporate taxpayer) and such Performance Earn Out Participant shall enter into the standard form of Blackstone tax receivable agreement.

SECTION 4. PERFORMANCE EARN OUT PARTICIPANT REPRESENTATIVES

4.1. Performance Earn Out Participant Representatives

(a) Each Performance Earn Out Participant (other than the Founders) does hereby irrevocably make, constitute and appoint each of the Founders (the “Performance Earn Out Participant Representatives”) as his or her agent, to act in his or her name, place and stead, as such Performance Earn Out Participant’s attorney-in-fact, to (i) execute and deliver all documents necessary or desirable to carry out the intent of this Agreement (including in the name of, or on behalf of, such Performance Earn Out Participant), (ii) make all elections or decisions entered into in connection with this Agreement, (iii) act on such Performance Earn Out Participant’s behalf in connection with all obligations and agreements of the Performance Earn Out Participants under this Agreement, (iv) amend, waive or otherwise change the terms or conditions of this Agreement, on behalf of such Performance Earn Out Participant, (v) review and accept all calculations regarding any payments or other amounts due to the Performance Earn Out Participants under this Agreement and negotiate any modifications thereto (and such Performance Earn Out Participant recognizes and acknowledges, for the benefit of Holdings I, that he or she shall have no independent right to pursue any claim regarding such payments, calculations or modifications), (vi) give and receive on behalf of the Performance Earn Out Participants any and all notices from or to any such Performance Earn Out Participant under this Agreement, and (vii) otherwise exercise all rights of such Performance Earn Out Participant and otherwise act on behalf of such Performance Earn Out Participant under this Agreement and in connection with any of the transactions contemplated hereby, in each case as if such Performance Earn Out Participant had personally done such act, and each of the Performance Earn Out Participant Representatives hereby accepts such appointment. The death or incapacity of any Performance Earn Out Participant shall not terminate such appointment or the authority and agency of the Performance Earn Out Participant Representatives. The power-of-attorney granted in this Section 4.1(a) is coupled with an interest and is irrevocable. The Performance Earn Out Participant Representatives shall be permitted to act through a designee, which shall initially be George Fan.

(b) The Performance Earn Out Participant Representatives shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to it by any Performance Earn Out Participant, Holdings I, any third person or any other evidence deemed by the Performance Earn Out Participant Representatives to be reliable, and the Performance Earn Out Participant Representatives shall be entitled to act on the advice of counsel selected by it.

(c) The Performance Earn Out Participant Representatives shall be entitled to retain counsel acceptable to them and to incur such expenses as the Performance Earn Out Participant Representatives deem to be necessary or appropriate in connection with their performance of their obligations under this Agreement, and all such fees and expenses (including reasonable attorneys’ fees and expenses) incurred by the Performance Earn Out Participant Representatives shall be jointly and severally borne by each Performance Earn Out Participant.

(d) The Performance Earn Out Participants (other than the Founders) hereby agree to severally indemnify (on a pro-rata portion basis, including the obligation to pay on a pro-rata portion basis any shortfall resulting from the inability of the Performance Earn Out Participant Representatives to collect any amount due to the Performance Earn Out Participant Representatives pursuant to this paragraph after the Performance Earn Out Participant Representatives have expended commercially reasonable efforts to collect amounts due under this paragraph from all of the Performance Earn Out Participants) the Performance Earn Out Participant Representatives (in their capacity as such) against, and to hold the Performance Earn Out Participant Representatives (in their capacity as such) harmless from, any and all losses and other liabilities and expenses of whatever kind which may at any time be imposed upon, incurred by or asserted against the Performance Earn Out Participant Representatives in such capacity in any way relating to or arising out of its action or failures to take action pursuant to this Agreement; provided, that the provisions of this Section 4.1(d) shall not apply with respect to any act or omission by a Performance Earn Out Participant Representative to the extent such act or omission constitutes fraud or willful misconduct of such Performance Earn Out Participant Representative.

(e) Upon the death or disability of all of the Founders, the Performance Earn Out Participants (other than the Founders) holding, as of the date hereof, a majority of the Performance Earn-Out Percentages shall select a new Performance Earn Out Participant Representative. Any Founder may resign as a Performance Earn Out Participant Representative by providing notice to the Performance Earn Out Participants; provided, that, if following such resignation there shall cease to be any Performance Earn Out Participant Representatives, no such resignation shall be effective until a new Performance Earn Out Participant Representative shall be appointed and have confirmed his acceptance of such appointment. Each time a new Performance Earn Out Participant Representative is appointed pursuant to this Agreement, such person, as a condition precedent to the effectiveness of such appointment, shall accept such position in writing.

(f) The provisions of this Section 4 shall in no way impose any obligations on Holdings I or any of its Affiliates. In particular, notwithstanding any notice received by Holdings I to the contrary, and absent bad faith or willful misconduct, Holdings I (i) shall be fully protected in relying upon and shall be entitled to rely upon, and shall have no liability to the Performance Earn Out Participants with respect to, actions, decisions and determinations of the Performance Earn Out Participant Representatives or their designee and (ii) shall be entitled to assume that all actions, decisions and determinations of the Performance Earn Out Participant Representatives or their designee are fully authorized by all of the Performance Earn Out Participants.

SECTION 5. GENERAL PROVISIONS

5.1. Relationship to the Letter Agreement. This Agreement is intended to evidence the satisfaction of the Holdings I’s obligations to each of the Performance Earn Out Participants under the Letter Agreement. Except as expressly provided herein, nothing contained in this Agreement shall be deemed to supersede, enlarge, limit or otherwise modify any of the obligations, agreements, covenants, representations or warranties of the parties to the Redemption Agreement, the Letter Agreement, or the 2012 Agreement, each as amended.

5.2. Uncertificated Holdings Units. Holdings Units delivered pursuant to this Letter Agreement are not certificated. A notation shall be made in the appropriate records of each Blackstone Holdings Partnership (and/or its transfer agent) indicating that such Holdings Units are subject to restrictions on transfer referenced in Section 2.2 hereof.

5.3. Notices. All notices and communications required or permitted to be given hereunder shall be in writing and shall be deemed given if delivered personally, sent by electronic mail (receipt confirmed), transmitted by facsimile (and telephonically confirmed), mailed by registered or certified mail with postage prepaid and return receipt requested, or sent by commercial overnight courier, courier fees prepaid (if available; otherwise, by the next best class of service available), to the parties at the following addresses:

If to Holdings I:

c/o The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

Attn: John Finley

Telecopy: (212) 583-5749

E-mail: john.finley@blackstone.com

With a copy to:

c/o The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

Attn: Todd Myers

Telecopy: (212) 583-5749

E-mail: todd.myers@blackstone.com

If to the Performance Earn Out Participants:

c/o GSO Capital Partners, L.P.

345 Park Avenue

New York, New York 10154

Attn: Bennett Goodman

          Tripp Smith

          Doug Ostrover

Email: bennett.goodman@gsocap.com

Email: tripp.smith@gsocap.com

Email: doug.ostrover@gsocap.com

With a copy to:

GSO Capital Partners, L.P.

345 Park Avenue

New York, New York 10154

Attn: Marisa Beeney

E-mail: marisa.beeney@gsocap.com

or to such other person or address as any party shall specify by notice in writing to the other parties in accordance with this Section 5.3. All such notices or other communications shall be deemed to have been received on the date of the personal delivery on the third business day after the mailing or dispatch thereof; provided, that notice of change of address shall be effective only upon receipt.

5.4. Fees and Expenses. All fees, legal or otherwise, and out of pocket expenses incurred in connection with this Agreement, and the transactions contemplated hereby, shall be paid by the party incurring such expenses, except that Blackstone will pay reasonable attorney’s fees incurred by the Founders in negotiating this Agreement and the transactions contemplated hereby up to a maximum of $            .

5.5. Amendment and Modification. This Agreement may not be amended except by an instrument or instruments in writing signed and delivered on behalf of Holdings I and each of the Founders; provided, that any amendment that decreases the consideration to be paid to any Performance Earn Out Participant in a manner disproportionate to any other Performance Earn Out Participant (other than based on their percentage interest in the Performance Earn Out Payment as set forth on Schedule I) shall require the consent of such Performance Earn Out Participant.

5.6. Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.7. Assignment; Binding Effect. This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties; provided, that no consent shall be required for Holdings I to assign any or all of its respective rights and obligations hereunder to a person controlled by Blackstone; provided, further, however, that no such assignment shall relieve Holdings I of its obligation to deliver, or cause to be delivered, any amounts payable to the Performance Earn Out Participants hereunder. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

5.8. Governing Law. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.9. Jurisdiction; Arbitration.

(a) Any and all disputes (including any ancillary claims) arising out of, relating to or connecting with this Agreement, including the breach, termination or validity thereof (including the validity, scope and enforceability of this arbitration), shall be finally settled by an arbitration conducted by a single arbitrator, who shall be a lawyer, in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”).

(b) Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings. The place of arbitration shall be in New York City, New York. The language of the arbitration shall be in English.

(c) The procedures specified in this section shall be the sole and exclusive procedures for the resolution of disputes of the nature described in Section 5.9(a) above; provided, however, that a party may file a complaint to seek a preliminary injunction or other provisional judicial relief, including for the purpose of compelling a party to arbitrate, or enforcing an arbitration award hereunder, if in its sole judgment such action is necessary. Despite such action, the parties will continue to participate in good faith pursuant to the procedures set forth in this Section 5.9.

(d) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION DESCRIBED IN CLAUSE (a) OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration or to confirm an arbitration award. The parties acknowledge that the forum designated by this Section 5.9 has, and will have, a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(e) Each of the parties hereto waive, to the fullest extent permitted by applicable Law, any objection which party now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in this section and agrees not to plead or claim the same.

(f) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ANCILLARY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY COURT REFERRED TO IN THIS SECTION.

5.10. Performance Earn Out Participant Groups. (a) Any covenant or agreement made by Bennett J. Goodman or BJG Family LLC in this Agreement shall be deemed to be joint and several covenants and agreements of Bennett J. Goodman and BJG Family LLC. If and to the extent Bennett J. Goodman forfeits any right to receive a payment under this Agreement, BJG Family LLC shall automatically forfeit its right to receive the corresponding payment to be made to it.

(b) Any covenant or agreement made by J. Albert (Tripp) Smith III or JAS Family LLC in this Agreement shall be deemed to be joint and several covenants and agreements of J. Albert (Tripp) Smith III and JAS Family LLC. If and to the extent J. Albert (Tripp) Smith III forfeits any right to receive a payment under this Agreement, JAS Family LLC shall automatically forfeit its right to receive the corresponding payment to be made to it.

(c) Any covenant or agreement made by Douglas Ostrover or DIO Family LLC in this Agreement shall be deemed to be joint and several covenants and agreements of Douglas Ostrover and DIO Family LLC. If and to the extent Douglas Ostrover forfeits any right to receive a payment under this Agreement, DIO Family LLC shall automatically forfeit its right to receive the corresponding payment to be made to it.

5.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

5.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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Please acknowledge your agreement with the foregoing by signing a copy of this Agreement and returning it to us.

Sincerely,

BLACKSTONE HOLDINGS I L.P.

By:
Name:
Title:

Acknowledged and Agreed:

Acknowledged and Agreed:

GSO HOLDINGS I L.L.C.

By: Blackstone Holdings I L.P., its Managing Member

By: Blackstone Holdings I/II GP Inc., its General Partner

By:
Name:
Title:

Schedule I

Allocation of Holdings Units

Performance Earn Out Participant	Number of Holdings Units	Number of Immediately Vested Holdings Units

Total: